Exhibit 99.2

eMagin Successfully Addresses Stop Ship Issues

HOPEWELL JUNCTION, NY.--(BUSINESS WIRE)—July 15, 2014-- eMagin Corporation (NYSE MKT: EMAN) said today that it has been working with the three customers involved with the stop ship notices relating to the first quarter of 2014. For two customers, shipments have resumed with no loss of expected volume. For the third customer, our testing shows we have met their reliability requirements and display shipments are expected to resume once the customer completes its qualification process.

 “We are very pleased with the results of our combined efforts associated with the stop shipment event and we expect all three customers will continue using eMagin’s OLED microdisplays in their current and future products.” said Andrew G. Sculley, president and CEO of eMagin Corporation.

About eMagin Corporation

A leader in OLED microdisplay technology, OLED microdisplay manufacturing know-how and mobile display systems, eMagin manufactures high-resolution OLED microdisplays and integrates them with magnifying optics to deliver virtual images comparable to large-screen computer and television displays in portable, low-power, lightweight personal displays. eMagin microdisplays provide near-eye imagery in a variety of products from military, industrial, medical and consumer OEMs. More information about eMagin is available at www.emagin.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation's expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

OLED-XL, Color OLED-XLS and True Black are trademarks of eMagin Corp. OLED-ULT is trademark pending. All other names are the products of their respective owners.

Source: eMagin Corporation

eMagin Corporation
Investors:
Paul Campbell, 425-284-5220
pcampbell@emagin.com